SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2008

GLOBAL TRANSPORT TECHNOLOGIES, INC.
(Exact name of registrant as specified in Charter)

Delaware		TF-2357117
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

350 Fifth Avenue, Suite 4304
New York, NY 10118

(Address of Principal Executive Offices)

(917) 346-1489
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report.

(a) On December 26, 2007, in consultation with and based on the recommendation of management, the Board of Directors determined that the Company’s Annual Report on Form 10-KSB for the fiscal year ended August 31, 2007 should no longer be relied upon because of errors in those financial statements. As more fully discussed in the following paragraph, the company failed to disclose the sale of stock to its principal stockholder during October 2007 as a subsequent event and the statement of cashflows incorrectly presented the proceeds and repayments of related party loans as net amounts.

On October 19, 2007, the Company sold 10,000 shares of common stock to its principal stockholder for cash of $10,000. We failed to disclose the stock issuance as a subsequent event. In addition, the statement of cash flows has also been restated to show the proceeds and repayments of loans at gross amounts. The error relates to the year ended August 31, 2007 which incorrectly included a repayment of a loan payable to a related party of ($143,331) and which has been corrected to show repayments of ($163,311) and proceeds from loan payable- related party has been corrected to $9,990. The Company also corrected the amounts for the period from Inception to August 31, 2007 which included a repayment of a loan payable to a related party of ($143,331) and which has been corrected to show repayments of ($153,321) and proceeds from loan payable- related party has been corrected to $163,311.

The Board of Directors of the Company has discussed with the Company’s independent auditors, Webb & Company, P.A. the matters disclosed in this Item 4.02(a) of this Form 8-K and they concurred with the descision to restate the financial statements as of August 31, 2007.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TRANSPORT TECHNOLOGIES, INC.

Date: January 11, 2008	By:	/s/ Lord Dr. Masaaki Ikawa
Lord Dr. Masaaki Ikawa
Chief Executive Officer